Contact GMAC Investor Relations at (866) 710-4623 or investor.relations@gmacfs.com Preliminary
2010
First Quarter
Results
May 3, 2010
10:00 AM EDT

Forward-Looking Statements In the presentation that follows and related comments by GMAC Inc. (“GMAC”) management, the use of the words “expect,” “anticipate,”
“estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,”
“pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or similar expressions is intended to identify forward-
looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for GMAC, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: uncertainty of
GMAC's ability to enter into transactions or execute strategic alternatives to realize the value of its Residential Capital, LLC (“ResCap”)
operations; our inability to repay our outstanding obligations to the U.S. Department of the Treasury, or to do so in a timely fashion and without disruption to our business; our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability; uncertainty related to Chrysler’s and GM’s recent exits from bankruptcy; uncertainty related to the new financing arrangement between GMAC and Chrysler; securing low cost funding for
GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM, and GMAC and Chrysler; our ability to maintain an appropriate level of debt and capital; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company, and the increased regulation and restrictions that we are now subject to; continued challenges in the residential mortgage and capital markets; the potential for deterioration in the residual value of off-lease vehicles; the continuing negative impact on ResCap of the decline in the U.S. housing market; changes in U.S. government-
sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; disruptions in the market in which we fund GMAC’s and ResCap’s operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of ResCap, GMAC, Chrysler or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.  Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements except where expressly required by law. A reconciliation of certain non-
GAAP financial measures included within this presentation is provided in the supplemental charts. Use of the term “loans” describes products associated with direct and indirect lending activities of GMAC’s global operations.  The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products.  The term “originate” refers to
GMAC’s purchase, acquisition or direct origination of various “loan” products. 2

# Progress Year-To-Date

## Improved Financial Performance

- Core pre-tax earnings[1] of $564 million in 1Q 10
- Net income of $162 million
- Improving credit trends
- Expense reduction efforts producing results
- Streamlined platforms and divested certain non-core operations
- Positive impact from 4Q 09 mortgage actions

## Enhanced Market Access and Liquidity

- Issued over $5 billion of unsecured debt globally
- Issued over $6 billion of auto asset-backed securities globally
- Established $7 billion secured credit facility at Ally Bank
- Net bank deposits grew approximately $900 million with strong CD retention rates
- Achieved multi-notch ratings upgrades from four major rating agencies

## Expanding Premier Auto Finance Franchise

- Increased penetration rates for both GM and Chrysler
- Leasing activity is picking up
- Added to DealerTrack credit application network, expanding retail auto financing reach
- Reached agreements to be the preferred financing provider for Saab and Thor Industries

## Executing on Mortgage Risk Containment Strategy

- Signed definitive agreement to sell European mortgage origination and servicing business
- Reached important additional settlement for mortgage rep and warranty claims
- Initiated process of selling select whole loan pools with additional sales in progress
- Transactions thus far have validated 4Q 09 mortgage marks and strategy
- ResCap, LLC required no additional capital or liquidity support in 1Q 10

*(1) Core pre-tax earnings is a non-GAAP financial measure. Please refer to slide 6 for further details*

1Q 2010 GMAC Preliminary Results

3

GMAC Financial Services

Rebranding as Ally Financial Transformation GMAC Inc. to be rebranded as Ally Financial Inc. on
May 10, 2010 Investing in a brand that is company-owned Supports efforts toward becoming more customer-
focused 4

Strategic Objectives Become the premier global auto finance provider for dealers and consumers Improve our cost structure and efficiency Demonstrate consistent and diversified access to capital markets Fully transition to a bank holding company model Improve our liquidity position by building a stable deposit base at Ally Bank Continue to de-risk our mortgage business and define a viable long-term strategy for our mortgage origination and servicing business Focusing on these key objectives will assist GMAC in achieving the necessary milestones for timely repayment of the U.S. Treasury investments 5

# First Quarter 2010 Review

- GMAC Inc. earned core pre-tax income[1] of $564 million and net income of $162 million in the first quarter
  - Total revenue increase driven by higher margins, gains on asset sales and servicing income
  - Provision expense down significantly while Allowance coverage ratios remain robust
    - Stabilizing auto credit trends, strong used car market and continued liquidation of legacy portfolios
    - 4Q 09 included $2.4 billion of mortgage asset write-downs (through provision) and transfers to held-for-sale
  - Balance sheet growth reflects implementation of FAS 166/167, partially offset by asset sales

| **Key Statistics** | | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| *($ millions)* | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Total net revenue (ex. OID) | $ 2,254 | $ 1,820 | $ 1,998 | $ 434 | $ 257 |
| Provision for loan losses | 145 | 3,432 | 795 | (3,287) | (650) |
| Controllable expenses [2] | 937 | 1,225 | 932 | (288) | 5 |
| Other noninterest expenses | 608 | 1,317 | 753 | (709) | (145) |
| Total noninterest expense | 1,545 | 2,542 | 1,685 | (997) | (140) |
| **Core pre-tax income (loss) [1]** | **$ 564** | **$ (4,154)** | **$ (482)** | **$ 4,718** | **$ 1,046** |
| OID amortization expense [3] | 397 | 315 | 257 | 81 | 139 |
| Income tax expense / (benefit) | 39 | (603) | (126) | 642 | 166 |
| Income (loss) from discontinued operations | 33 | (1,087) | (61) | 1,120 | 94 |
| **Net income (loss)** | **$ 162** | **$ (4,953)** | **$ (675)** | **$ 5,115** | **$ 837** |
| Total assets | $ 179,427 | $ 172,306 | $ 179,552 | $ 7,121 | $ (125) |
| Tier 1 capital ratio (preliminary) | 14.9% | 14.1% | 10.4% | | |
| Total risk-based capital ratio (preliminary) | 16.4% | 15.6% | 11.8% | | |

*(1) Core pre-tax earnings is defined as income from continuing operations before taxes and bond exchange original issue discount ("OID") amortization expense*

*(2) Includes employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing, and restructuring expenses*

*(3) Amortization of bond exchange OID. Includes $101 million of accelerated amortization in 1Q 10 from certain liability management transactions*

1Q 2010 GMAC Preliminary Results 6 GMAC FINANCIAL SERVICES

# Results by Segment

- All four operating segments were profitable
  - Global Automotive Services: Originations and credit trends continued to improve in both North American and International segments
  - Mortgage Operations: Strong servicing revenue and stable value of legacy assets

| *($ millions)* | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| **North American Automotive Finance** | $ 653 | $ 369 | $ 660 | $ 284 | $ (8) |
| **International Automotive Finance** | 10 | (146) | (36) | 156 | 47 |
| **Insurance** | 183 | 86 | 36 | 97 | 147 |
| Global Automotive Services | 846 | 309 | 660 | 537 | 186 |
| **Mortgage Operations** | 175 | (4,020) | (995) | 4,195 | 1,170 |
| Corporate and Other (ex. OID) [1] (Treasury ALM: $(267); CFG/Other: $(189)) | (456) | (443) | (148) | (13) | (308) |
| Core pre-tax income (loss) | $ 564 | $ (4,154) | $ (482) | $ 4,718 | $ 1,046 |
| OID amortization expense | 397 | 315 | 257 | 81 | 139 |
| Income tax expense (benefit) | 39 | (603) | (126) | 642 | 166 |
| Income (loss) from discontinued operations [2] | 33 | (1,087) | (61) | 1,120 | 94 |
| Net income (loss) | $ 162 | $ (4,953) | $ (675) | $ 5,115 | $ 837 |

(1) *Corporate and Other as presented includes Commercial Finance, certain equity investments and net impact from treasury ALM activities*

(2) *See slide 19 for a listing of businesses classified as discontinued operations*

1Q 2010 GMAC Preliminary Results

7

GMAC FINANCIAL SERVICES

Global Automotive Services Global Automotive Services earned $846 million of pre-tax income from continuing operations compared to
$309 million in the fourth quarter of 2009 Fifth consecutive profitable quarter from core auto business North American Operations key driver of results, with International Operations and Insurance also profitable for the quarter Total consumer originations were flat to 4Q 09 Increase in lease originations helped to offset weaker auto sales in January and February Added to the DealerTrack network of over 17,000 dealers to expand the reach of retail auto finance business Provides GMAC with access to essentially all U.S. and Canadian dealers across all manufacturers Reached agreement to become the preferred financing provider for Saab and Thor Industries $309 $846 $660 (1) $420 $591 Pre-Tax Income from Continuing Operations Global Consumer Originations ($ millions) ($ billions) (1) Included retail balloon loans until 3Q 08 Note: Includes North American and International Operations (auto loans and leases) $451 $272 $369 $653 $40 $(146) $10 $36 $99 $86 $183 $660 $41 $(36) $108 $(400) $(200) $- $200 $400 $600 $800 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 North American International Insurance $14.9 $13.3 $3.3 $3.7 $6.1 $7.7 $8.2 $8.2 $0 $5 $10 $15 $20 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 New - Retail New - Leases Used Total 8

North American Automotive Finance North American segment reported pre-tax income of $653 million driven by lower provision
expense and strong gains on loan sales GMAC’s retail penetration of both GM and
Chrysler sales increased in the quarter Offering leases on select models Less than half of retail originations were driven by incentive programs Used vehicle values rose in the quarter, hitting a record high in March(a) Strong remarketing gains Positive impact to recovery rates resulted in lower provision expense (a) As tracked by the Manheim Used Vehicle Value Index since 1995 Sales Proceeds as % of ALG (1) (U.S. Lease Scheduled Terminations) (1) Estimated remarketing proceeds at time of lease origination 75% 80% 85% 90% 95% 100% 105% 110% 115% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2007 2008 2009 2010 Key Financials ($ millions) 1Q 10 4Q 09 1Q 09 Net financing revenue 913 $      830 $      860 $      Total other revenue 203        231        310        Total net revenue 1,116     1,061     1,170     Provision for loan losses 101        340        134        Noninterest expense 362        352        376        Pre-tax income from continuing ops 653 $      369 $      660 $      Total assets (1) 74,786 $ 68,282 $ 68,331 $ Key Statistics 1Q 10 4Q 09 1Q 09 U.S. Market SAAR (units in millions) 11.0 10.8 9.5 Industry Light Vehicle Sales (units in millions) 2.5 2.6 2.2 GM Market Share 18.8% 20.6% 18.8% Chrysler Market Share 9.2% 8.3% 11.3% U.S. GMAC Retail Penetration GM 33.5% 30.3% 18.6% Chrysler 42.1% 25.5% 0.1% U.S. GMAC Wholesale Penetration (2) GM 87.7% 90.9% 80.1% Chrysler 76.4% 77.3% 3.9% U.S. GMAC Retail Originations ($ billions) GM 4.1 $       4.7 $       2.3 $       Chrysler 1.6          1.0          0.0          Other 0.3          0.2          0.0          Total 6.0 $       5.9 $       2.3 $       Leases as a % of Originations 11.8% 3.9% 0.0% U.S. Incentivized Originations (% of new units) 47.2% 51.9% 78.7% (1) Total assets increased by approx $7 billion as of 1/1/10 due to implementation of FAS 166/167 (2) Penetration rates based on end of period dealer stocks 9

# International Automotive Finance

- International Operations earned $10 million of pre-tax income compared to a loss of $146 million in 4Q 09
  - Provision expense declined driven by lower charge-off levels and improving recovery performance in Europe and Latin America
  - Noninterest expense improved as wind-down costs are moderating
  - Other revenue impacted by $41 million loss due to movement of Australian portfolio to held-for-sale
- Segment streamlined with 85% of new originations coming from five main countries
- China and Brazil continue to provide strong originations
- Liquidity continues to improve in local jurisdictions
  - Executed first-ever public retail securitization in Mexico
  - Additional bank capacity received

| **Key Financials (*$ millions*)** | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Net financing revenue | $ 192 | $ 222 | $ 152 |
| Total other revenue | 59 | 45 | 76 |
| Total net revenue | 251 | 267 | 228 |
| Provision for loan losses | 22 | 95 | 54 |
| Noninterest expense | 219 | 318 | 210 |
| Pre-tax income (loss) from continuing ops | $ 10 | $ (146) | $ (36) |
| Total assets | $19,435 | $21,860 | $25,705 |

| **Consumer Originations (*$ millions*)** | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Germany | $ 259 | $ 306 | $ 403 |
| Brazil | 295 | 300 | 123 |
| U.K. | 120 | 131 | 135 |
| Mexico | 141 | 110 | 120 |
| China (1) | 456 | 480 | 200 |
| Other | 216 | 230 | 274 |
| Total International Operations | $ 1,487 | $ 1,557 | $ 1,255 |

*(1) Originations in China part of a joint-venture in which GMAC owns a minority interest*

1Q 2010 GMAC Preliminary Results 10 GMAC FINANCIAL SERVICES

Delinquency trends in core auto portfolio declined in the first quarter Decline attributed to better vintage performance, improved collection processes and seasonal trends Collection efforts focused on Nuvell subprime portfolio, combined with seasonality, beginning to make headway as delinquent dollars declined by approximately $160 million in the first quarter Global Automotive Finance: Consumer Delinquency Trends Global Delinquencies - Managed Retail Contract Amount $ Amount of Contracts Greater than 30 Days Past Due (millions) 2.22% 2.62% 2.80% 2.91% 2.66% 2.96% 3.31% 2.82% 3.27% 3.46% 3.48% 2.87% $0 $500 $1,000 $1,500 $2,000 $2,500 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Nuvell Delinquent Contract $ Delinquent Contract $ (excluding Nuvell) % of Retail Contract $ Outstanding % of Retail Contract $ Outstanding (excluding Nuvell) Loans > 30 Days Past Due North America Europe Asia Pacific Latin America Global 1Q 10 3.07% 0.98% 1.07% 4.70% 2.87% 4Q 09 3.92% 1.02% 1.03% 4.68% 3.48% Quarter-over-Quarter Change -85 bps -4 bps +4 bps +2 bps -61 bps 11

Global Automotive Finance: Consumer Loss Trends Losses down significantly in both core auto portfolio and Nuvell subprime portfolio Results reflect impact from improved underwriting policies Strong recoveries due to healthy used car market and improved collection/recovery processes and efforts 3Q 09 and 4Q 09 elevated due to change in charge-off policy Global Annualized Credit Losses - Managed Retail Contracts North American Loss Per Vehicle (Serviced Basis) ($ millions) (1) 3Q and 4Q 2009 elevated due to change in charge-off policy 1.56% 1.84% 1.80% 2.39% 2.48% 1.30% 2.04% 3.57% 3.29% 2.29% 2.43% 2.12% $0 $100 $200 $300 $400 $500 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Nuvell Credit Losses Credit Losses (excluding Nuvell) % of Avg. Managed Assets % of Avg. Managed Assets (excluding Nuvell) Delinquent Contracts Delinquencies as a % of Managed Contracts $12,747 $11,246 $10,398 $9,288 $9,635 $8,951 $6,000 $8,000 $10,000 $12,000 $14,000 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 (1) (1) Net Retail Losses (% Avg Assets) North America Europe Asia Pacific Latin America Global 1Q 10 2.30% 0.57% 0.25% 2.72% 2.04% 4Q 09 4.01% 1.95% 1.17% 3.49% 3.57% Quarter-over-Quarter Change -171 bps -138 bps -93 bps -77 bps -153 bps 12

# Global Automotive Finance: Credit Allowance Coverage Ratios

- North American consumer coverage ratios decreased in the first quarter
  - Decrease primarily driven by continued runoff of our liquidating portfolios and by the inclusion of FAS 166/167 assets (approximately $7 billion as of 1/1/10) that are near or past peak loss projections
- Commercial coverage down slightly as impact of higher balances offset by improved dealer credit quality

| North American Auto | Consumer | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Allowance balance | $ 942 | $ 822 | $ 1,041 | $ 120 | $ (99) |
| Total consumer loans | $ 28,341 | $ 18,604 | $ 20,842 | $ 9,737 | $ 7,499 |
| Coverage ratio | 3.3% | 4.4% | 5.0% | -1.1% | -1.7% |
| | **Commercial** | | | **Increase/(Decrease) vs.** | |
| | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Allowance balance | $ 161 | $ 162 | $ 183 | $ (1) | $ (22) |
| Total commercial loans | $ 28,546 | $ 25,048 | $ 21,915 | $ 3,498 | $ 6,632 |
| Coverage ratio | 0.56% | 0.65% | 0.83% | -0.08% | -0.27% |

| International Auto | Consumer | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Allowance balance | $ 178 | $ 202 | $ 256 | $ (24) | $ (78) |
| Total consumer loans | $ 9,773 | $ 11,641 | $ 13,728 | $ (1,868) | $ (3,955) |
| Coverage ratio | 1.8% | 1.7% | 1.9% | 0.1% | 0.0% |
| | **Commercial** | | | **Increase/(Decrease) vs.** | |
| | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Allowance balance | $ 44 | $ 49 | $ 48 | $ (5) | $ (4) |
| Total commercial loans | $ 4,035 | $ 4,587 | $ 6,195 | $ (552) | $ (2,160) |
| Coverage ratio | 1.10% | 1.07% | 0.78% | 0.03% | 0.32% |

*Note: Coverage ratio defined as allowance for loan losses as a percentage of end of period assets*

1Q 2010 GMAC Preliminary Results
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GMAC Financial Services

# Insurance

- Segment streamlined to focus primarily on dealer-centric products
  - Extended service contracts
  - Dealer inventory insurance
- Executed sale of U.S. property and casualty business
- Written premiums up in the first quarter
  - Increase in vehicle service contracts
  - Increase in government related contracts in Latin America
- Strong investment income driven by market conditions and portfolio performance
- Favorability in combined ratio due to expense reductions and lower weather related losses

| Key Financials (*$ millions*) | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Insurance premiums and service revenue earned | $ 460 | $ 465 | $ 483 |
| Investment income | 141 | 88 | 5 |
| Other income | 20 | 17 | 23 |
| Total insurance premiums and other income | 621 | 570 | 511 |
| Insurance losses and loss adjustment expenses | 196 | 212 | 220 |
| Acquisition and underwriting expenses | 242 | 272 | 255 |
| Total expense | 438 | 484 | 475 |
| Pre-tax income from continuing ops | $ 183 | $ 86 | $ 36 |
| Total assets | $9,083 | $10,614 | $12,156 |

| Key Statistics | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Written Premiums (*$ millions*) | | | |
| Dealer Products & Services | $ 226 | $ 192 | $ 202 |
| International | 197 | 151 | 150 |
| Total | $ 423 | $ 343 | $ 352 |
| Loss ratio | 41% | 44% | 44% |
| Underwriting expense ratio | 50% | 56% | 51% |
| Combined ratio | 91% | 100% | 94% |

1Q 2010 GMAC Preliminary Results 14 GMAC FINANCIAL SERVICES

# Mortgage Operations

- Mortgage Operations reported pre-tax income of $175 million in the first quarter
  - ResCap, LLC legal entity earned net income of $110 million
- Progress made towards minimizing the risk of legacy mortgage business
  - Signed agreement to sell European mortgage operations
  - Executed whole loan sales that have thus far validated 4Q 09 marks
    - UPB of $373 million sold with cash proceeds of $220 million at a gain to book value of $58 million
  - Reached important mortgage repurchase settlement
    - Repurchase reserve expense declined to $50 million
- Excluding the 4Q strategic actions, provision expense declined $512 million from 4Q 09
- Originations were $13.3 billion in the first quarter driven by lower market volumes and seasonal patterns

| **Key Financials (*$ millions*)** | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Net financing revenue | $ 160 | $ 62 | $ 122 |
| Total other revenue | 424 | (24) | 68 |
| Total net revenue | 584 | 38 | 190 |
| Provision for loan losses (1) | 6 | 2,874 | 607 |
| Noninterest expense | 403 | 1,184 | 578 |
| Pre-tax income (loss) from continuing ops | $ 175 | $ (4,020) | $ (995) |
| Total assets (2) | $44,536 | $38,894 | $45,163 |

| **Key Statistics (*$ billions*)** | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Mortgage Loan Production | | | |
| Prime Conforming | $ 9.5 | $ 10.7 | $ 8.5 |
| Prime Non-Conforming | 0.4 | 0.3 | 0.0 |
| Government | 3.1 | 6.7 | 4.7 |
| Other | 0.3 | 0.5 | 0.2 |
| Total | $ 13.3 | $ 18.1 | $ 13.4 |
| Primary Servicing - Period End | $ 379 | $ 376 | $ 386 |

| *($ millions)* | 1Q 10 | 4Q 09 | 1Q 09 |
|---|---|---|---|
| Servicing fees | $ 326 | $ 314 | $ 341 |
| Servicing asset valuation, net of hedge | (133) | (417) | (352) |
| Net servicing revenue | $ 193 | $ (103) | $ (11) |
| Repurchase reserve expense | $ 50 | $ 573 | $ 176 |
| Repurchase reserve balance | $ 890 | $ 1,263 | $ 324 |

*(1) 4Q 09 provision included $2,356 million from strategic actions*

*(2) Total assets increased by approx $12 billion as of 1/1/10 due to implementation of FAS 166/167*

1Q 2010 GMAC Preliminary Results

15

GMAC Financial Services

# ResCap, LLC: Update

- ResCap, LLC made further progress towards addressing legacy asset risk and standalone liquidity needs
  - Agreement to sell European mortgage operations
  - Select whole-loan sales
  - Restructured servicer advance funding facility and sold $508 million of term ABS notes
- GMAC engaged two advisors to assist in exploring further strategic alternatives

**ResCap, LLC Balance Sheet Analysis**

| | 12/31/2009 | Quarterly Activity | 3/31/2010 | Pending European Actions | Pro-Forma |
|---|---|---|---|---|---|
| Cash and Cash Equivalents | $ 0.8 | $ (0.0) | $ 0.7 | | $ 0.7 |
| Accounts Receivable (Servicing Advances, etc) | 2.5 | 0.2 | 2.8 | | 2.8 |
| Securitized Assets [1] | 5.8 | 10.0 | 15.8 | (10.8) | 5.0 |
| Derivatives and Derivative Collateral | 1.6 | (0.1) | 1.5 | | 1.5 |
| Restricted Cash | 0.7 | 0.0 | 0.7 | | 0.7 |
| Other Assets | 0.6 | (0.3) | 0.3 | | 0.3 |
| Cash, accounting and other less value sensitive assets | $ 12.0 | $ 9.8 | $ 21.8 | $ (10.8) | $ 11.0 |
| Mortgage Servicing Rights | 2.5 | (0.1) | 2.4 | | 2.4 |
| Real Estate Owned | 0.2 | (0.0) | 0.1 | | 0.1 |
| AFS and Trading Securities | 0.2 | (0.1) | 0.1 | | 0.1 |
| Certain International Lending Receivables and Securities | 0.2 | (0.0) | 0.2 | | 0.2 |
| Certain Domestic Lending Receivables and Other Assets [2] | 0.2 | (0.1) | 0.1 | | 0.1 |
| Assets of International Operations Held-for-Sale | 0.5 | (0.0) | 0.5 | (0.5) | - |
| Mortgage Loans Held-for-Sale [3] | 3.5 | (0.3) | 3.2 | (0.4) | 2.8 |
| Assets carried at fair or net realizable value | $ 7.2 | $ (0.6) | $ 6.6 | $ (0.9) | $ 5.7 |
| **Total ResCap, LLC Assets** | **$ 19.3** | **$ 9.2** | **$ 28.4** | **$ (11.7)** | **$ 16.7** |

$10.2 billion of assets related to 1/1/10 adoption of FAS 166/167, net of adjustments

*(1) Includes (a) $1.7 billion of securitized assets classified as HFI and carried at a significant discount accounted for under the Fair Value Option, (b) $2.0 billion of HFS assets related to off-balance sheet securitizations where ResCap has the option, but not the obligation, to repurchase certain loans, (c) $1.8 billion of securitized international assets that have been classified under FAS 144 to assets of operations held for sale (d) $10.2B of assets related to 1/1/10 adoption of SFAS 166 / 167, net of adjustments*

*(2) Includes construction loans, model home loans and other assets*

*(3) Includes domestic loans and $0.4B of performing UK HFS loans*

1Q 2010 GMAC Preliminary Results 16 GMAC FINANCIAL SERVICES

# Mortgage Operations: Credit Allowance Coverage Ratios

- Consumer coverage relatively flat from the prior quarter as portfolio continues to perform in line with expectations
  - Significant decrease from prior year primarily related to strategic actions taken during 4Q 09
- Commercial coverage down relative to prior periods as certain distressed legacy assets have been resolved or charged-off
  - Remaining commercial loans consist primarily of correspondent warehouse lines

| Held For Investment Portfolio | Consumer | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| *($ millions)* | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Allowance balance | $ 635 | $ 640 | $ 1,462 | $ (5) | $ (827) |
| Total consumer loans | 11,243 | 11,220 | 22,464 | 23 | (11,221) |
| Coverage ratio | 5.6% | 5.7% | 6.5% | -0.1% | -0.9% |
| Non-performing loans | $ 444 | $ 430 (1) | $ 4,618 | $ 14 | $ (4,174) |
| Allowance as a % of NPLs | 143.0% | 148.9% | 31.6% | -5.8% | 111.3% |

| | Commercial | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Allowance balance | $ 82 | $ 137 | $ 587 | $ (55) | $ (505) |
| Total commercial loans | 1,542 | 1,951 | 4,058 | (409) | (2,516) |
| Coverage ratio | 5.3% | 7.0% | 14.5% | -1.7% | -9.2% |
| Non-performing loans | $ 237 | $ 269 | $ 1,160 | $ (32) | $ (923) |
| Allowance as a % of NPLs | 34.5% | 50.7% | 50.6% | -16.3% | -16.1% |

*(1) Significant amount of riskier loans moved from HFI to HFS*

*Note: Coverage ratio defined as allowance for loan losses as a percentage of end of period assets (excluding loans held at fair value)*

1Q 2010 GMAC Preliminary Results 17 GMAC Financial Services

Corporate and Other Results continue to be impacted by
amortization of OID from bond exchanges OID amortization impacted by acceleration of expense resulting
from certain liability management
transactions in the first quarter OID amortization expense will moderate significantly after 2011 Provision declined due to stable performance of the Resort Finance
portfolio Key Financials ($ millions) 1Q 10 4Q 09 1Q 09 Net financing loss (ex. OID) (1) (256) $    (245) $    (450) $    Total other revenue (2) (56)          138        352        Total net revenue (312)        (107)        (98)          Provision for loan losses 15           123        -              Noninterest expense 129        213        50           Core pre-tax income (loss) (456) $    (443) $    (148) $    OID Amortization (397)        (315)        (257)        Pre-tax income (loss) from continuing ops (853) $    (758) $    (405) $    Total Assets 31,644 $ 32,714 $ 28,244 $ (1) OID amortization expense of $296 million in 1Q 10 (2) Excludes $101 million of accelerated OID amortization in 1Q 10 from certain liability      management transactions OID Amortization Schedule ($ billions) As of 3/31/2010 $0.9 $1.0 $0.3 $0.2 $0.1 Avg = $0.1 / yr $0.3 $- $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 Remaining 2010 2011 2012 2013 2014 2015 2016 and thereafter 18

Discontinued Operations GMAC continues to streamline operations and divest non-core operations Closed sale of U.S. property and casualty insurance business, North American factoring business and full service leasing businesses in Australia and Poland Reached agreement to sell the Continental European mortgage business No new operations classified as discontinued in 1Q 10 19 Impact of Discontinued Operations, net of tax ($ millions) 1Q 10 4Q 09 International Automotive Finance 36 $          (174) $       Insurance (1)              (191)          Global Automotive Services 35             (365)          Mortgage Operations (6)              (704)          Corporate and Other 4              (18)           Consolidated net income (loss) 33 $          (1,087) $    Retail Auto Insurance Mortgage Corporate and Other Businesses classified as Discontinued Operations as of 3/31/2010 Argentina Ecuador Poland Belgium France United Kingdom Australia (1) Poland (1) U.K. P&C Continental Europe (2) Commercial Services (1) (North American Factoring) (1) Sale closed in April (2) Definitive agreement signed in April.  Sale expected to close summer 2010 Full Service Leasing 19

# Liquidity

- GMAC's current funding strategy is designed to support stable capital and liquidity during all economic cycles
  1) Expanded use of cost efficient funding at Ally Bank results in less reliance on wholesale funding
     - Over 60% of new auto originations were funded at the bank level
     - Net deposits grew by approximately $900 million
     - Recently added $7 billion secured credit facility
     - Repurchase agreements
  2) Consistent and diversified access to the capital markets
     - Issued over $5 billion of unsecured debt year-to-date
     - Issued over $6 billion of auto related ABS globally
     - Issued $508 million of term ABS notes collateralized by ResCap servicer advances

| **Available Liquidity to Support Asset Generation** [1] | 3/31/2010 | | 12/31/2009 | |
|---|---|---|---|---|
| *($ billions)* | Parent [2] | Ally Bank | Parent [2] | Ally Bank |
| Cash and Cash Equivalents [3] | $ 9.1 | $ 4.3 | $ 9.1 | $ 4.8 |
| Unencumbered Securities | 0.3 | 5.6 | 0.6 | 4.2 |
| Current Secured Committed Unused Capacity | 3.9 | 1.0 | 3.0 | 0.0 |
| Current Unsecured Committed Unused Capacity | 0.1 | 0.0 | 0.1 | 0.0 |
| Total Current Available Liquidity | 13.4 | 10.9 | 12.8 | 9.0 |
| Potential Secured Committed Unused Capacity [4] | 3.8 | 8.1 | 5.5 | 2.9 |
| Whole Loan Forward Flow Agreements | 4.5 | 0.0 | 9.4 | 0.0 |
| Total Available Liquidity | **$ 21.6** | **$ 19.0** | **$ 27.7** | **$ 11.8** |

*(1) Includes Pro-Forma available liquidity view inclusive of $7B Ally facility settled in early April*

*(2) Parent defined as GMAC Consolidated less Ally, ResMor, ResCap & Insurance*

*(3) Includes overnight funds placed at Ally Bank at quarter end*

*(4) Includes Shared Capacity of $1.1B (3/31) and $2.9B (12/31). Capacity is subject to availability of incremental collateral*

1Q 2010 GMAC Preliminary Results

20

GMAC Financial Services

Ally and ResMor total deposits increased to
$32.0 billion (excluding certain intercompany
deposits) as of 3/31/2010 Retail deposits at Ally Bank expanded to 60%
of total deposits in 1Q 10 from 37% in 2008 Focus on building stable deposit base driven by compelling brand and strong value proposition Ally’s CD retention rate at 69% is well above the industry average Voted “Best Savings Account” by Money
Magazine Deposits Ally Bank - 1Q 2010 External Funding Sources TAF 2% Securitization 12% Brokered CDs 26% Retail Deposits 47% FHLB Borrowings 13% GMAC Inc. - Bank Deposit Levels (1) ($ billions) (1) Excludes certain GMAC deposits $20.0 $23.1 $26.3 $28.8 $31.1 $32.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q10 Ally Bank Retail Ally Bank Brokered Ally Bank Other ResMor Retail CD Balance Retention (1) ($ billions) (1) Retention includes balances retained in any Ally Bank product 69% 63% 65% 69% 73% $0.0 $0.4 $0.8 $1.2 $1.6 $2.0 $2.4 $2.8 $3.2 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 75% CD Balances Up for Renewal CD Balances Retained Retention Rate 21

Capital Ratios See slide 32 for further details on capital numbers stated above Implementation of FAS 166/167 resulted in an increase of GAAP assets of approximately $7 billion and
$12 billion in auto and mortgage assets, respectively, as of January 1, 2010   GMAC has elected the regulatory agency deferral option, therefore phase-in of regulatory capital impact of implementation of FAS 166/167 will begin in 3Q & 4Q 2010 FAS 166/167 expected to decrease capital ratios by 0-15 bps by the end of 2010 reflective of expected
disposition of international mortgage assets in summer 2010 22 ($ billions) 3/31/2010   Preliminary 12/31/2009 Tier 1 Capital 22.1 $            22.4 $            Tier 1 Common Capital 7.4 $             7.7 $             Total Risk-Based Capital 24.4 $            24.6 $            Tangible Common Equity 7.8 $             8.1 $             Tangible Assets 178.9 $          171.8 $          Risk-Weighted Assets 148.4 $          158.3 $          Tier 1 Capital Ratio 14.9% 14.1% Tier 1 Common Capital Ratio 5.0% 4.8% Total Risk-Based Capital Ratio 16.4% 15.6% Tangible Common Equity / Tangible Assets 4.4% 4.7% Tangible Common Equity / Risk-Weighted Assets 5.3% 5.1% 22

Summary All four operating segments were profitable Improving credit trends Expanded auto finance franchise Re-entered unsecured market Reached several important agreements to further contain legacy mortgage risk Significant Progress in First Quarter Continued Focus on Strategic Objectives Become the premier global auto finance provider for dealers and consumers Improve our cost structure and efficiency Demonstrate consistent and diversified access to capital markets Fully transition to a bank holding company model Improve our liquidity position by building stable deposit base at Ally Bank Continue to de-risk our mortgage business and define a viable long-term strategy for our mortgage origination and servicing business 23

Supplemental Charts

                                  24

Supplemental

# GMAC: Preliminary Consolidated Condensed Income Statement

| | | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| *($ millions)* | 1Q 10 | 4Q 09 | 1Q 09 | 4Q 09 | 1Q 09 |
| Total financing revenue and other interest income | $ 3,160 | $ 3,106 | $ 3,610 | $ 54 | $ (450) |
| Interest expense | 1,760 | 1,760 | 2,076 | - | (316) |
| Depreciation expense on operating lease assets | 656 | 741 | 1,057 | (85) | (401) |
| Net financing revenue | 744 | 605 | 477 | 139 | 267 |
| Servicing fees | 387 | 371 | 408 | 16 | (21) |
| Servicing asset valuation and hedge activities, net | (133) | (417) | (352) | 284 | 219 |
| Insurance premiums and service revenue earned | 468 | 477 | 495 | (9) | (27) |
| Gain on mortgage and automotive loans, net | 282 | 146 | 295 | 136 | (13) |
| (Loss) gain on extinguishment of debt | (118) | (3) | 644 | (115) | (762) |
| Other gain (loss) on investments, net | 140 | 33 | (16) | 107 | 156 |
| Other income, net of losses | 88 | 293 | (211) | (205) | 299 |
| Total other revenue | 1,114 | 900 | 1,263 | 214 | (149) |
| Total net revenue | 1,858 | 1,505 | 1,740 | 353 | 118 |
| Provision for loan losses | 145 | 3,432 | 795 | (3,287) | (650) |
| Insurance losses and loss adjustment expenses | 211 | 242 | 285 | (31) | (74) |
| Other operating expenses | 1,334 | 2,300 | 1,400 | (966) | (66) |
| Total noninterest expense | 1,545 | 2,542 | 1,685 | (997) | (140) |
| Income (loss) from cont. ops before income tax expense (benefit) | 168 | (4,469) | (740) | 4,637 | 908 |
| Income tax expense (benefit) from continuing operations | 39 | (603) | (126) | 642 | 165 |
| Net income (loss) from continuing operations | 129 | (3,866) | (614) | 3,995 | 743 |
| Income (loss) from discontinued ops, net of tax | 33 | (1,087) | (61) | 1,120 | 94 |
| Net income (loss) | $ 162 | $ (4,953) | $ (675) | $ 5,115 | $ 837 |

1Q 2010 GMAC Preliminary Results 25 GMAC FINANCIAL SERVICES

Supplemental

# NAO: Condensed Income Statement

| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| Total financing revenue and other interest income | $ 2,095 | $ 2,064 | $ 2,400 | $ 31 | $ (305) |
| Interest expense | 575 | 534 | 572 | 41 | 3 |
| Depreciation expense on operating lease assets (1) | 607 | 700 | 968 | (93) | (361) |
| Net financing revenue | 913 | 830 | 860 | 83 | 53 |
| Servicing fees | 60 | 55 | 67 | 5 | (7) |
| Gain on automotive loans, net | 113 | 83 | 105 | 30 | 8 |
| Other income | 30 | 93 | 138 | (63) | (108) |
| Total other revenue | 203 | 231 | 310 | (28) | (107) |
| Total net revenue | 1,116 | 1,061 | 1,170 | 55 | (54) |
| Provision for loan losses (2) | 101 | 340 | 134 | (239) | (33) |
| Noninterest expense | 362 | 352 | 376 | 10 | (14) |
| Income from cont. ops before income tax expense | 653 | 369 | 660 | 284 | (7) |
| Income tax expense from continuing operations | 257 | 216 | 44 | 41 | 213 |
| Net income from continuing operations | $ 396 | $ 153 | $ 616 | $ 243 | $ (220) |

**Notable Items - Pre-Tax**

| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| (1) Remarketing gain (loss) | $ 185 | $ 191 | $ 35 | $ (6) | $ 150 |
| (2) Nuvell provision | (38) | (262) | (106) | 224 | 68 |

1Q 2010 GMAC Preliminary Results

26

GMAC Financial Services

Supplemental

# IO: Condensed Income Statement

| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| Total financing revenue and other interest income | $ 487 | $ 557 | $ 608 | $ (70) | $ (121) |
| Interest expense | 246 | 295 | 367 | (49) | (121) |
| Depreciation expense on operating lease assets | 49 | 40 | 89 | 9 | (40) |
| Net financing revenue | 192 | 222 | 152 | (30) | 40 |
| Loss on automotive loans, net [1] | (33) | (56) | - | 23 | (33) |
| Other income | 92 | 101 | 76 | (9) | 16 |
| Total other revenue | 59 | 45 | 76 | 14 | (17) |
| Total net revenue | 251 | 267 | 228 | (16) | 23 |
| Provision for loan losses | 22 | 95 | 54 | (73) | (32) |
| Noninterest expense [2] | 219 | 318 | 210 | (99) | 9 |
| Income (loss) from cont. ops before income tax benefit | 10 | (146) | (36) | 156 | 46 |
| Income tax benefit from continuing operations | (11) | (53) | (6) | 42 | (5) |
| Net income (loss) from continuing operations | $ 21 | $ (93) | $ (30) | $ 114 | $ 51 |

| Notable Items - Pre-Tax ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| (1) Movement from HFI to HFS | $ (34) | $ (55) | $ - | $ 21 | $ (34) |
| (2) Restructuring charges | (3) | (36) | - | 33 | (3) |

1Q 2010 GMAC Preliminary Results

27

GMAC Financial Services

Supplemental

# Mortgage Operations: Condensed Income Statement

| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| Total financing revenue and other interest income | $ 503 | $ 464 | $ 551 | $ 39 | $ (48) |
| Interest expense | 343 | 402 | 429 | (59) | (86) |
| Net financing revenue | 160 | 62 | 122 | 98 | 38 |
| Servicing fees [1] | 326 | 314 | 341 | 12 | (15) |
| Servicing asset valuation & hedge activities, net [1] | (133) | (417) | (352) | 284 | 219 |
| Gain on mortgage loans, net [2] | 202 | 111 | 193 | 91 | 9 |
| Gain on extinguishment of debt | - | 0 | 5 | - | (5) |
| Other income, net of losses [2] | 29 | (32) | (119) | 61 | 148 |
| Total other revenue (expense) | 424 | (24) | 68 | 448 | 356 |
| Total net revenue | 584 | 38 | 190 | 546 | 394 |
| Provision for loan losses [2] | 6 | 2,874 | 607 | (2,868) | (601) |
| Noninterest expense [2][3] | 403 | 1,184 | 578 | (781) | (175) |
| Income (loss) from cont. ops before income tax expense (benefit) | 175 | (4,020) | (995) | 4,195 | 1,170 |
| Income tax expense (benefit) from continuing operations | 9 | 197 | (90) | (188) | 99 |
| Net income (loss) from continuing operations | $ 166 | $ (4,217) | $ (905) | $ 4,383 | $ 1,071 |

**Notable Items - Pre-Tax**

| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| (1) Net servicing | $ 193 | $ (103) | $ (11) | $ 296 | $ 204 |
| (2) Gain (loss) related to strategic mortgage actions [a] | 58 | (2,582) | - | 2,640 | 58 |
| (3) Mortgage repurchase reserve expense | (50) | (573) | (176) | 523 | 126 |

*(a) Excludes $700 million of marks on assets classified as discontinued operations in 4Q 09*

1Q 2010 GMAC Preliminary Results 28 GMAC Financial Services

Supplemental

# Corporate and Other: Condensed Income Statement

| ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| Net financing loss [1][4] | $ (552) | $ (560) | $ (707) | $ 8 | $ 155 |
| Gain (loss) on mortgage and automotive loans, net | - | 8 | (3) | (8) | 3 |
| (Loss) gain on extinguishment of debt [2][5] | (118) | (3) | 639 | (115) | (757) |
| Other income, net of losses [6] | (39) | 133 | (284) | (172) | 245 |
| Total other revenue | (157) | 138 | 352 | (295) | (509) |
| Total net loss | (709) | (422) | (355) | (287) | (354) |
| Provision for loan losses [3] | 15 | 123 | 0 | (108) | 15 |
| Noninterest expense | 129 | 213 | 50 | (84) | 79 |
| Loss from cont. ops before income tax benefit | (853) | (758) | (405) | (95) | (448) |
| Income tax benefit from cont. ops | (277) | (927) | (80) | 650 | (197) |
| Net (loss) income from continuing operations | $ (576) | $ 169 | $ (325) | $ (745) | $ (251) |

| Notable Items - Pre-Tax ($ millions) | 1Q 10 | 4Q 09 | 1Q 09 | Increase/(Decrease) vs. 4Q 09 | Increase/(Decrease) vs. 1Q 09 |
|---|---|---|---|---|---|
| (1) Amortization of bond exchange discount | $ (296) | $ (315) | $ (257) | $ 19 | $ (39) |
| (2) Accelerated OID from 1Q 10 debt exchange | (101) | - | - | (101) | (101) |
| (3) Commercial Finance provision | (15) | (123) | - | 108 | (15) |
| (4) Net impact of treasury ALM activities | (267) | (243) | (505) | (24) | 238 |
| (5) 1Q 09 debt exchange | - | - | 634 | - | (634) |
| (6) Resort Finance MTM | - | - | (87) | - | 87 |

1Q 2010 GMAC Preliminary Results 29 GMAC Financial Services

Supplemental

# GMAC: Preliminary Consolidated Condensed Balance Sheet

| | | | | Increase/(Decrease) vs. | |
|---|---|---|---|---|---|
| *($ millions)* | 3/31/10 | 12/31/09 | 3/31/09 | 12/31/09 | 3/31/09 |
| Cash and cash equivalents | $ 14,670 | $ 14,788 | $ 13,333 | $ (118) | $ 1,337 |
| Trading securities | 144 | 739 | 816 | (595) | (672) |
| Investment securities | 11,651 | 12,158 | 6,776 | (507) | 4,875 |
| Loans held-for-sale | 13,998 | 20,625 | 10,357 | (6,627) | 3,641 |
| Finance receivables and loans, net of unearned income | 89,040 | 77,701 | 97,171 | 11,339 | (8,131) |
| Allowance for loan losses | (2,480) | (2,445) | (3,645) | (35) | 1,165 |
| Total finance receivables and loans, net | 86,560 | 75,256 | 93,526 | 11,304 | (6,966) |
| Investment in operating leases, net | 14,003 | 15,995 | 23,527 | (1,992) | (9,524) |
| Other assets | 25,162 | 26,161 | $31,217 | (999) | (6,055) |
| Assets of operations held-for-sale | 13,239 | 6,584 | - | 6,655 | 13,239 |
| Total assets | $ 179,427 | $ 172,306 | $ 179,552 | $ 7,121 | $ (125) |
| Noninterest bearing | 1,927 | 1,755 | 1,935 | 172 | (8) |
| Interest bearing | 30,933 | 30,001 | 21,235 | 932 | 9,698 |
| Total deposit liabilities | 32,860 | 31,756 | 23,170 | 1,104 | 9,690 |
| Short-term borrowings | 7,609 | 10,292 | 8,027 | (2,683) | (418) |
| Long-term debt | 90,276 | 88,021 | 105,397 | 2,255 | (15,121) |
| Total debt | 97,885 | 98,313 | 113,424 | (428) | (15,539) |
| Other liabilities | 15,925 | 16,500 | 20,937 | (575) | (5,012) |
| Liabilities of operations held-for-sale | 12,209 | 4,898 | - | 7,311 | 12,209 |
| Total liabilities | 158,879 | 151,467 | 157,531 | 7,412 | 1,348 |
| Equity | 20,548 | 20,839 | 22,021 | (291) | (1,473) |
| Total liabilities and equity | $ 179,427 | $ 172,306 | $ 179,552 | $ 7,121 | $ (125) |

1Q 2010 GMAC Preliminary Results 30 GMAC Financial Services

ResCap, LLC: Key Financial Information ResCap, LLC met its covenants with tangible net worth of $426 million at the end of the first quarter (1) For the purpose of ResCap’s tangible net worth covenants, consolidated tangible net worth is defined as the company’s consolidated equity, excluding intangible assets and any equity in Ally Bank to the extent
included in ResCap’s consolidated balance sheet Supplemental ($ millions) 1Q 10 4Q 09 Net income (loss) 110 $         (3,054) $    Net income (loss) excluding gain on debt extinguishment 110 $         (3,072) $    ($ millions) 3/31/2010 12/31/2009 Cash & cash equivalents 725 $         765 $         Mortgage loans held-for-sale 5,131 5,310 Mortgage loans held-for-investment, net 3,008 1,835 Mortgage servicing rights 2,413 2,540 Other assets 17,166 8,849 Total assets 28,442 $    19,299 $    Total liabilities 28,017 $    19,024 $    Tangible net worth (1) 426 $         275 $         31

Capital Measures Supplemental Capital 3/31/2010 Preliminary 12/31/2009 Shareholders’ Equity 20.5 $          20.8 $          Less: Goodwill and certain other intangibles (0.5) (0.5) Unrealized (gain) loss and other adjustments (0.5) (0.4) Trust Preferred Securities 2.5 2.5 Total Tier 1 Capital 22.1 22.4 Total Tier 1 Capital 22.1 22.4 Less: Senior preferred (10.9) (10.9) Trust Preferred Securities (2.5) (2.5) Preferred interest (1.3) (1.3) Tier 1 Common 7.4 7.7 Total Tier 1 Capital 22.1 22.4 Add: Qualifying subordinated debt and redeemable preferred stock 0.2 0.2 Allowance for loan and lease losses includible in Tier 2 Capital 2.1 2.0 Total Risk-Based Capital 24.4 24.6 Total Equity 20.5 20.8 Less: Preferred equity (12.2) (12.2) Goodwill and intangible assets (0.5) (0.5) Tangible Common Equity 7.8 8.1 Total Assets 179.4 172.3 Less: Goodwill and intangible assets (0.5) (0.5) Tangible Assets 178.9 $         171.8 $       Note: Numbers may not foot due to rounding ($ billions) 32

GMAC Unsecured Long-Term Debt Maturity Profile Supplemental Note:  Scheduled maturities of ResCap unsecured long-term debt are as follows: $1,284 million in 2010; $209 million in 2011;
$357 million in 2012; $527 million in 2013; $96 million in 2014; and $112 million in 2015 and thereafter. These maturities exclude ResCap debt held by GMAC.  As of 3/31/2010 GMAC Consolidated Unsecured Long-Term Debt Maturity Profile ($ billions) $4 $9 $12 $2 $2 $20 $- $5 $10 $15 $20 $25 $30 Remaining 2010 2011 2012 2013 2014 2015 and thereafter 33

Ownership Structure Supplemental Common Ownership as of 3/31/2010 US Treasury 56.3% Cerberus 14.9% 3rd Party Investors 12.2% GM Trust 9.9% GM 6.7% ($ millions) Series Owner Liquidation Preference Book Value Trust Preferred Securities (1) U.S. Treasury $2,667.0 $2,540.0 Series F-2 Mandatory Convertible Preferred (1) U.S. Treasury $11,437.5 $10,892.9 Series G Perpetual Preferred Investors $2,576.6 $234.3 Series A Perpetual Preferred GM Company $1,021.8 $1,052.4 (1) Includes exercised warrants Other Tier 1 Capital as of 3/31/2010 34